UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 13, 2014

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)           The Board of Directors of HomeFed Corporation (the “Company”) has adopted the RSU Opportunity Plan (the “Plan”) applicable to our current named executive officers (the “Participants”) and approved a Form of RSU Opportunity Notice (the “Notice”).  An aggregate of 100,000 shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”) is available for issuance under the Plan.  Under the Plan, Participants may be granted the opportunity to receive an award of restricted stock units (“RSUs”) for Common Stock of the Company based on satisfaction of established performance criteria at the end of the performance period specified in the Plan.  Awards will be made after the end of the performance period in the sole discretion of the Board of Directors.

Subject to the satisfaction of the performance criteria specified in each Participants’ Notice in the sole discretion of the Board of Directors, each Participant may be eligible to receive the following range of restricted stock units (“RSUs”): Paul J. Borden 15,000 – 20,000 RSUs; Christian E. Foulger 22,500 – 30,000 RSUs; John K. Aden, Jr. 22,500 – 30,000 RSUs; Erin N. Ruhe 15,000 – 20,000 RSUs.

The foregoing summary of the Plan and the Notice is qualified in its entirety by reference to the copy of the Plan, which is attached hereto as Exhibit 10.1 and the Form of Opportunity Notice which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	RSU Opportunity Plan

10.2	Form of RSU Opportunity Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August  15, 2014

HOMEFED CORPORATION

/s/ Roland T. Kelly
Name:	Roland T. Kelly
Title:	Corporate Secretary

Exhibit No.	Description

10.1	RSU Opportunity Plan

10.2	Form of RSU Opportunity Notice

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